INDEPENDENT AUDITORS' CONSENT
                         -----------------------------


The  Board  of  Directors
Summit  Financial  Corporation


We consent to incorporation by reference in the registration statements on Form S-8 (No. 33-83538) Summit Financial Corporation Restricted Stock Plan,
(No.  33-94962)  Summit  Financial Corporation Incentive Stock Option Plan and
(No. 33-94964) Summit Financial Corporation 1995 Non-Employee Stock Option Plan of Summit Financial Corporation of our report dated January 20, 1997, relating to the consolidated balance sheets of Summit Financial Corporation and subsidiaries (the "Company") as of December 31, 1996 and 1995, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996 Annual Report on Form 10-K of the Company.



                                   /s/  KPMG  Peat  Marwick  LLP


Greenville,  South  Carolina                             KPMG Peat Marwick LLP
March  24,  1997